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                                                                  Exhibit 23.1

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-119307 of Pierre Foods, Inc. of our report dated May 17, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for goodwill), appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
December 14, 2004